SUMMERVILLE SENIOR LIVING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)
	June 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$8,081	$5,423
Accounts receivable, net of allowance for doubtful accounts of $624 and $965	1,291	1,256
Prepaid expenses and other current assets	8,850	7,362
Total current assets	18,222	14,041
Restricted cash	8,689	8,661
Notes receivable from officers	1,251	1,223
Property and equipment, net	340,236	302,307
Deferred financing costs, net of accumulated amortization of $627and $487	2,964	3,102
Leasehold acquisition cost, net of accumulated amortization of $2,175 and $1,470	19,691	20,646
Deposits and other assets	10,955	9,052
Goodwill, net	14,770	14,770
Total assets	$416,778	$373,802

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Trade accounts payable and other accrued expenses	$34,565	$35,851
Current portion of long-term debt and capital lease obligations	5,235	8,346
Total current liabilities	39,800	44,197
Long-term debt	101,431	77,678
Financing obligations	308,877	308,878
Long-term interest payable to Apollo	69,530	60,325
Capital lease obligations	47,154	22,670
Deferred rent	12,477	10,582
Other long term debt	137	156
Total liabilities	579,406	524,486

Shareholders’ deficit:
Common stock, $0.000001 par value 999,962,200,000 shares authorized,
issued and outstanding at June 30, 2007 and December 31, 2006	-	-
Convertible preferred stock, aggregate liquidation value of $1,076,274	28	28
Additional paid-in capital	83,419	83,419
Accumulated deficit	(246,075)	(234,131)
Total shareholders’ deficit	(162,628)	(150,684)
Total liabilities and shareholders' deficit	$416,778	$373,802

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

SUMMERVILLE SENIOR LIVING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006

Revenues:
Rental and other resident service revenue	$71,081	$57,526	$140,467	$96,050
Management/consulting fee revenue	-	-	-	899
Other	60	51	64	51
Total revenues	71,141	57,577	140,531	97,000

Operating expenses:
Salaries and benefits	33,030	26,955	64,966	46,663
Lease expense	11,077	10,908	21,368	16,630
General and administrative	16,509	13,821	32,119	23,388
Consultants and professional fees	1,889	2,115	2,967	3,225
Total operating expenses	62,505	53,799	121,420	89,906
Operating income	8,636	3,778	19,111	7,094

Non-operating income (expense):
Interest income and dividends	239	106	376	149
Interest expense	(5,639)	(4,589)	(10,774)	(8,292)
Interest expense related to financing obligations	(7,056)	(4,909)	(13,965)	(8,806)
Depreciation and amortization	(3,468)	(2,419)	(6,681)	(4,671)
Total non-operating expense	(15,924)	(11,811)	(31,044)	(21,620)
Net loss before income taxes	(7,288)	(8,033)	(11,933)	(14,526)
Provision for income taxes	(11)	(339)	(11)	(584)
Net loss	$(7,299)	$(8,372)	$(11,944)	$(15,110)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

SUMMERVILLE SENIOR LIVING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

	Six Months Ended June 30
	2007	2006
Cash flows from operating activities:
Net Loss	$(11,944)	$(15,110)
Depreciation and amortization	6,681	4,671
Interest accrual-Apollo loan	9,205	7,176
Provision for doubtful accounts	160	(26)
Changes in:	-	-
Accounts receivable	(195)	474
Prepaid and other assets	(1,488)	(7,804)
Deposits and other assets	(1,690)	2,899
Accounts payable and other liabilities	(3,527)	6,270
Other	(22)	(8)
Deferred revenue	1,856	3,897
Deferred rent	1,922	2,638
Net cash provided by operating activities	958	5,077

Cash flows from investing activities:
Capital expenditures	(3,433)	(2,935)
Business combination	-	(24,687)
Business acquisition	(12,850)	(188)
Increase in restricted cash	(28)	(249)
Increase in notes receivable from officers	-	(1,000)
Net cash used in investing activities	(16,311)	(29,059)

Cash flows from financing activities:
Proceeds from issuance of debt including Apollo	6,550	23,000
Proceeds from financing obligations	12,865	6,940
Proceeds from capital leases	-	803
Payments on debt	(550)	(1,621)
Payments on debt to Apollo	-	(2,000)
Payment of capital lease	(854)	(247)
Net cash provided by financing activities	18,011	26,875
Net increase in cash	2,658	2,893
Beginning of year - cash and cash equivalents	5,423	5,766
End of year - cash and cash equivalents	$8,081	$8,659

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

SUMMERVILLE SENIOR LIVING, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Organization and Basis of Presentation

Summerville Senior Living, Inc. and its subsidiaries (the “Company”), a Delaware corporation, was incorporated on February 14, 1996, to acquire, develop, and operate senior living facilities. The Company is a national provider of Independent Living, Assisted Living, and Alzheimer’s/dementia facilities, operating in 13 states. The Company’s headquarters are located in San Ramon, California. As of June 30, 2007, the Company operated 81 communities under long-term leases.

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  Actual results may differ from these estimates under different assumptions or conditions.

The condensed consolidated financial statements include all of the subsidiaries of the Company over which it has majority ownership and financial and operating control. All significant intercompany transactions and accounts have been  eliminated in the condensed consolidated financial statements.

The unaudited interim financial information furnished herein, in the opinion of the Company’s management, reflects all adjustments, consisting of only normally recurring adjustments, which are necessary to state fairly the condensed consolidated financial position as of June 30, 2007, and the results of operations, and cash flows of Summerville for the six-month periods ended June 30, 2007 and 2006.  The results of operations for the period ended June 30, 2007, are not necessarily indicative of the operating results for the full year.  The Company presumes that those reading this interim financial information have read or have access to its 2006 audited consolidated financial statements.

Recent Accounting Pronouncements

In January 2007, the Company adopted FASB Statement issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  Adoption of FIN No. 48 did not have a significant impact on the Company’s consolidated results of operations or financial position.

Proposed Merger

On March 29, 2007, Emeritus Corporation, a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, and the Company announced that they had reached a definitive agreement whereby Emeritus will acquire all of the outstanding stock of the Company pursuant to an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, up to 8,500,000 shares of common stock of Emeritus will be issued to the shareholders of the Company, including Apollo and certain employees of the Company. Certain loans outstanding from Apollo to the Company will be satisfied through the distribution of the Emeritus common stock issued in this transaction.

Completion of the transaction was approved by both the Company’s and Emeritus’s shareholders and closed effective September 1, 2007.

Acquisitions

In January 2007, the Company acquired two assisted living and Alzheimer/dementia properties from an individual regional operator in Ohio. The transaction of $25.3 million included a 103-unit property in Zanesville, OH and an 89-unit property in Medina, OH. The transaction was established as an operating lease and added to a master lease with NHP.

In March 2007, the Company acquired two assisted living and Alzheimer/dementia properties from Paramount Health Resources, Inc., a regional operator in the Midwest and East Coast. The transaction of $28.6 million included a 104-unit property in Westerville, OH and a 115-unit property in Dayton, OH. HCN financed the transaction with a combination of lease and a leasehold loan with a balance of $12.9 million and an interest rate of 8.5% per annum.  The interest rate increases annually on each anniversary date of the lease by 27 basis points.   Monthly interest-only payments are required, with the principal balance due in February 2018.

Health Care Properties Transaction

In June 2007, the maturity date of a note with a principal balance of $10 million between a wholly-owned subsidiary of the Company and Health Care Property Investors, Inc. dated May 11, 1999 as amended, was extended to September 30, 2009. As a result the debt is now classified as long term debt.

Ventas Realty Transaction

In May 2007, Ventas Realty, LP (Ventas), a public real estate investment trust, notified the Company that an event of default had occurred affecting certain assisted living and dementia care communities.  The notice demanded a $1.7 million increase in the Company’s aggregate security deposit in order to cure the default. The Company paid the required amount in conjunction with a new loan from Apollo of $1.7 million.  In June 2007, Ventas notified the Company that an additional $0.3 million increase in the Company’s aggregate security deposit was required to cure the default. The Company paid the additional amount.

Litigation and Contingent Liabilities

One or more of the Company’s subsidiaries are defendants in certain resident-related matters. The Company maintains general and professional liability insurance coverage and has systems in place for tracking and managing community incidents. Management does not believe that the settlement of any active claims will have a material adverse impact on the consolidated financial position of the Company.

Subsequent Event

On July 2, 2007, the note receivable from officers was repaid in full.

In August, 2007, Emeritus acquired  eight properties from a landlord of Summerville.  At the conclusion of this transaction, Emeritus became Summerville’s landlord for those properties until the merger was effective on September 1, 2007.